Exhibit 10.13

MKS INSTRUMENTS, INC.

RSU ASSUMPTION AGREEMENT

FOR EMPLOYEES OUTSIDE OF THE UNITED STATES

NEWPORT CORPORATION

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

2011 STOCK INCENTIVE PLAN

Holder: [                                        ]

RESTRICTED STOCK UNIT ASSUMPTION AGREEMENT effective as of April 29, 2016 (the “RSU Assumption Agreement”).

WHEREAS, MKS Instruments, Inc., a Massachusetts corporation (“MKS”), has acquired Newport Corporation, a Nevada corporation (“Newport”), through the merger of a wholly owned MKS subsidiary into Newport (the “Merger”) pursuant to the Agreement and Plan of Merger, by and among MKS, Newport and such subsidiary dated as of February 22, 2016, as may be amended from time to time (the “Merger Agreement”).

WHEREAS, before the consummation of the Merger, you held one or more outstanding awards of restricted stock units (“RSUs”) with respect to shares of the common stock of Newport that you received under the Newport Corporation Amended and Restated 2011 Stock Incentive Plan or the Newport Corporation 2011 Stock Incentive Plan (each a “Newport Plan”), each of which is evidenced by a Restricted Stock Unit Award Agreement (an “RSU Agreement”) issued to you under the applicable Newport Plan.

WHEREAS, the provisions of the Merger Agreement require MKS to assume, upon the effective time of the Merger (the “Effective Time”), each RSU award that was outstanding as of immediately prior to the Effective Time and as to which shares of Newport Common Stock (as defined below) were not fully distributed in connection with the closing of the Merger by converting the number of shares of Newport common stock, par value $0.1167 per share (“Newport Common Stock”) covered by the RSU award into shares of MKS common stock, no par value per share (“MKS Common Stock”) using an exchange ratio (the “Equity Award Exchange Ratio”) determined based on the Merger consideration and pre-closing trading prices for the MKS Common Stock under a method specified in the Merger Agreement. MKS has provided you the actual Equity Award Exchange Ratio in the employee communication to you regarding the conversion.

WHEREAS, the purpose of this RSU Assumption Agreement is to evidence MKS’s assumption of your outstanding RSU award identified on Annex A hereto at the Effective Time and to reflect certain adjustments to that RSU award that are necessary in connection with its assumption by MKS.

NOW, THEREFORE, MKS and you agree as follows:

1. MKS has assumed, as of the Effective Time, all the duties and obligations of Newport under each of the RSU awards you held immediately prior to the Effective Time (the “Newport RSUs” and, as assumed, the “Assumed Newport RSUs”) and will issue from the MKS Instruments, Inc. 2014 Stock Incentive Plan as it may be amended or replaced from time to time (the “MKS Incentive Plan”) any shares that become distributable from the Assumed Newport RSUs. In connection with such assumption, the number of shares of MKS Common Stock that could be received under the Assumed Newport RSU award covered by this RSU Assumption Agreement has been adjusted to reflect the Equity Award Exchange Ratio, resulting in an Assumed Newport RSU for the number of shares of MKS Common Stock indicated on Annex A hereto.

2. By clicking acceptance to this RSU Assumption Agreement, you hereby acknowledge receipt of this RSU Assumption Agreement and understand that all rights and liabilities with respect to your Assumed Newport RSU award are as set forth in the applicable RSU Agreement, the applicable Newport Plan (to the extent incorporated into the RSU Agreement) and this RSU Assumption Agreement.

3. The intent of the foregoing adjustments to each of your Newport RSUs is to preserve their value as determined in connection with the Merger, and you agree that this assumption satisfies Section 10.2 of the applicable Newport Plan.

4. The following provisions will govern the Assumed Newport RSU award:

(a) Unless the context otherwise requires, all references in the applicable RSU Agreement and the applicable Newport Plan (to the extent incorporated into such RSU Agreement) are adjusted as follows: (i) all references to the “Company” mean Newport (after the merger with a subsidiary of MKS) and any successor entity into which Newport is subsequently merged and, for purposes of “Reorganization Event” under the MKS Incentive Plan, MKS, (ii) all references to “Stock,” “Common Stock” or “Shares” mean shares of MKS Common Stock, (iii) all references to the “Board” mean the Board of Directors of MKS or the Compensation Committee of such Board and (iv) any interpretation of corporate law for purposes of the Assumed Newport RSU award will be under Massachusetts law rather than Nevada law.

(b) All other provisions governing the vesting and termination of this Assumed Newport RSU award remain the same as set forth in the applicable RSU Agreement, and those provisions (and any related provisions of the applicable Newport Plan incorporated by reference into such RSU Agreement) will accordingly govern and control your rights under this RSU Assumption Agreement to receive MKS Common Stock under the Assumed Newport RSUs represented by this RSU Assumption Agreement.

(c) No accelerated vesting of the shares to be received under the Newport RSU awards has occurred by reason of the Merger or MKS’s assumption of those RSUs, although any RSUs that were subject to performance conditions in addition to continued service are now being treated as though the performance condition had been fully satisfied as of the Effective Time. Accordingly, the Assumed Newport RSU award represented by this RSU Assumption Agreement will continue to vest in accordance with the same installment vesting schedule in effect for the shares covered by the applicable Newport RSUs (as set forth in the applicable RSU Agreement) immediately prior to the Effective Time except that the number of shares of MKS Common Stock subject to each installment of such vesting schedule will be adjusted to reflect the Equity Award Exchange Ratio. This statement is not intended to override any post-Effective Time rights to acceleration you may have under any other agreement with Newport.

(d) For purposes of applying any and all provisions of any RSU Agreement and the applicable Newport Plan relating to your status as an employee or director of, or consultant to, Newport or its parent or subsidiaries for purposes of determining your Continuous Service (as defined in the RSU Agreement), you will be deemed to be in Continuous Service for as long as you continue to render services as an employee, director, or a consultant to MKS or any present or future parent company or majority-owned subsidiary of MKS. Accordingly, the provisions of each RSU Agreement governing the termination of the Assumed Newport RSUs in connection with your ceasing to be an employee, director, or other service provider will, after the Effective Time, be applied on the basis of your cessation of employee, director or consultant status with MKS and its parent and majority-owned subsidiaries.

(e) Taxes.

(i) MKS’s obligation to deliver Shares to you upon the vesting of the RSUs shall be subject to the satisfaction of all income tax, social insurance, payroll tax, payment on account, or other tax related requirements (“Tax Obligations”).

(ii) You have reviewed with your own tax advisors the Tax Obligations applicable to you with respect to this Assumed Newport RSU award and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of MKS, Newport, or any of their affiliates or agents. You understand that you (and not MKS, Newport or their affiliates) shall be responsible for complying with your own Tax Obligations that may arise as a result of this Assumed Newport RSU award or the transactions contemplated by this Agreement.

(iii) MKS or its affiliates may be required to withhold amounts to satisfy Tax Obligations on your behalf. To the extent that MKS or any of its affiliates pays on your behalf any Tax Obligations for which you are responsible, MKS shall be entitled to require a cash payment by or on behalf of you and/or to deduct from other compensation payable to you the amount of any such Tax Obligations paid by MKS or its affiliates.

5. Except to the extent specifically modified by this RSU Assumption Agreement, all of the terms and conditions of the applicable RSU Agreement as in effect immediately prior to the Effective Time continue in full force and effect and are not in any way be amended, revised or otherwise affected by this RSU Assumption Agreement.

IN WITNESS WHEREOF, MKS Instruments, Inc. has caused this RSU Assumption Agreement to be delivered on its behalf by its duly-authorized officer or agent.

MKS INSTRUMENTS, INC.

By:
Gerald G. Colella, CEO and President

Date: April 29, 2016

Annex A

Name of RSU Holder	[ ]

Original Grant Date	[ ]

Number of Shares under RSUs After Conversion	[ ]

(The number of shares has been calculated by multiplying the number of shares of Newport Common Stock represented by the RSUs by the Equity Award Exchange Ratio and rounding down to the nearest whole share.)

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